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                                  EXHIBIT 5.1

                         [ Opinion of G. David Gordon ]


                                 August 13, 2004


New Visual Corporation
5920 Friars Road
San Diego, California 92108

         Re: Registration Statement on Form SB-2, No. 333-112643

         We have acted as special counsel to New Visual Corporation, a Utah corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 18,166,668 shares of the Company's Common Stock, par value $.001 (the "Common Stock"), for offer and sale by certain stockholders of the Company (the "Selling Stockholders"). The registered shares consist of:

         (i) 15,800,001 shares (the "Debenture Shares"), representing (a) up to 6,666,667 shares issuable upon conversion of $1,000,000 aggregate principal amount of the Company's three year 7% Convertible Debentures (the "Debentures"), at an initial conversion price of $0.15 per share, plus (b) up to 1,400,000 shares issuable upon conversion of the Debentures on account of interest accrued thereon through the maturity date thereof, plus (c) up to 1,066,667 shares issuable upon exercise of warrants (the "Warrants") issuable in connection with the Debentures to the holders thereof;

         (ii) 1,000,000 shares (the "Other Selling Stockholder Shares") held by certain Selling Stockholders who do not hold Debentures; and

         (iii) 1,366,667 shares (the "Other Warrant Shares") issuable upon the exercise of certain warrants and options other than the Warrants (collectively the "Other Warrants").


       This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act, in connection with the filing of the Registration Statement on Form SB-2 (No. 333 - 110112) as filed with the Securities and Exchange Commission (the "Commission") on February 10, 2004, Amendment No. 1 thereto as filed with the Commission on April 28, 2004, Amendment No. 2 thereto as filed with the Commission on June 30, 2004, Amendment No. 3 thereto as filed with the Commission on July 23, 2004 and Amendment No. 4 thereto as filed with the Commission on August 13, 2004 (such Registration Statement, as so amended, hereinafter referred to as the "Registration Statement"), and for no other purpose.




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         As special counsel to the Company, we have examined the Registration
Statement and such other documents as we have deemed necessary or appropriate in order to express the opinion set forth below. In connection with our opinion hereinafter given, we have examined and relied upon originals, or copies, certified or otherwise, identified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives, and such other documents as we have deemed relevant and necessary as a basis for such opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies.


       We express no opinion with regard to any matter which may be governed by any law other than the federal law of the United States of America and, to the extent necessary to render this opinion, the Utah Revised Business Corporation Act, applicable provisions of the Constitution of the State of Utah and reported judicial interpretations interpreting these laws.


         Based on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

       1. The Debenture Shares and Other Warrant Shares are duly authorized and, when issued and delivered upon conversion of the Debentures and exercise of the Warrants and the Other Warrants, in each case in accordance with their respective terms, will be legally issued, fully paid and non-assessable.

         2. The Other Selling Stockholder Shares are duly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                             Very truly yours,

                                             /S/ G. DAVID GORDON, ESQ

                                             G. DAVID GORDON, ESQ.